UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 11, 2006

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 N. Mary Avenue

Sunnyvale, California 94085-4121

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in our current report on Form 8-K filed on September 11, 2006, pursuant to the Asset Purchase Agreement dated June 22, 2006, as amended on September 8, 2006, Blue Coat Systems, Inc. (“Blue Coat”) completed the acquisition of certain assets of NetCache™ business from Network Appliance, Inc. on September 11, 2006. Pursuant to the Asset Purchase Agreement, the consideration consisted of 1) cash consideration of $23.9 million, 2) 360,000 shares of Blue Coat Common Stock valued at $5.7 million, and 3) $1.0 million in estimated direct transaction costs. The estimated purchase price has been allocated to intangible assets acquired with the excess purchase price being allocated to goodwill.

Blue Coat’s Common Stock issued in the Asset Purchase was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption from registration provided by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission.

This amendment No. 1 to our form 8-K filed on September 11, 2006 is being filed to provide certain audited financial statements and certain unaudited pro forma information of Blue Coat as of April 30, 2006.

Item 9.01. Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report:

(a) Financial Statements of Business Acquired.

Historically, the NetCache business was not a separate legal entity of Network Appliance and was not structured, operated, or accounted for as a separate business, business segment, or operating unit. As a result, Network Appliance did not maintain a separate general ledger or prepare separate balance sheet or income statement accounts for the NetCache business. In addition, since the NetCache business did not have a separate legal status or existence, Network Appliance did not prepare stand-alone financial statements for the NetCache business in accordance with generally accepted accounting principles (“GAAP”).

Pursuant to a letter dated August 29, 2006 from the Securities and Exchange Commission (the “Commission”), the Commission stated that it would not object to Blue Coat’s proposal to file audited Statements of Direct Revenue and Expenses instead of full financial statements required by Rule 3-05 of Regulation S-X. Further, the Commission did not object to the exclusion of a statement of assets acquired since the acquisition consisted solely of intangible assets with no historical cost. Included herein as Exhibit 99.1 to this Form 8-K/A is the audited Statement of Direct Revenue and Expenses for each of the three years in the period ended April 30, 2006, with the Registered Public Accounting Firm’s Report thereon. Also included herein as Exhibit 99.2 to this Form 8-K/A is the audited Statement of Direct Revenue and Expenses for the three months ended July 28, 2006 and July 29, 2005.

(b) Pro Forma Financial Information.

Pursuant to the August 29, 2006 letter from the Commission, the Commission stated that it will waive the requirement in Article 11 of Regulation S-X that Blue Coat provide pro forma statements of operations if the use of forward-looking information is necessary in order to meaningfully present the effects of the acquisition. The Registrant has not included pro forma statements of operations in this report because it believes that forward-looking information would be required to meaningfully present the effects of the acquisition of certain assets of the NetCache business from Network Appliance.

An unaudited pro forma condensed combined balance sheet of Blue Coat as of April 30, 2006, reflecting the acquisition of the NetCache business, is included as Exhibit 99.3.

(d) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited Financial Statements of Business Acquired for the three years ended April 30, 2006

99.2	Financial Statements of Business Acquired for the three months ended July 28, 2006 and July 29, 2005 (unaudited)

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: March 28, 2007	By:	/s/ Kevin S. Royal
Kevin S. Royal Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited Financial Statements of Business Acquired for the three years ended April 30, 2006

99.2	Financial Statements of Business Acquired for the three months ended July 28, 2006 and July 29, 2005 (unaudited)

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet